UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 12, 2020
Date of Report (date of earliest event reported)

MEDALLIA, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

575 Market Street, Suite 1850 San Francisco, California 94105 (Address of principal executive offices) (650) 321-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol(s) MDLA	Name of exchange on which registered New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On March 12, 2020, Medallia, Inc. (“Medallia”) issued a press release announcing its financial results for the quarter and year ended January 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On March 12, 2020, Medallia posted supplemental investor materials on its investor.medallia.com website. Medallia announces material information to the public about Medallia, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.medallia.com), its blog (medallia.com/blog) and its Twitter account (@Medallia) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information contained in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press release issued by Medallia on March 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2020

MEDALLIA, INC.
/s/ Roxanne M. Oulman
Roxanne M. Oulman
Chief Financial Officer